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                                                                    EXHIBIT 99.4


                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                               COLT DEFENSE INC.

      The undersigned hereby consents to be named in the Registration Statement on Form S-1, and all amendments thereto, to be filed by Colt Defense Inc. (the "Company") in connection with the initial public offering of Common Stock of the Company, as a person who will become a director of the Company upon consummation of such initial public offering.

June 3, 2005

                                                      /s/ PHILIP A. WHEELER
                                                      --------------------------
                                                      Name: Philip A. Wheeler